UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 7, 2010

USD ENERGY CORP.
(Name of small business issuer specified in its charter)

Nevada	000-53558	80-0214005
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

9880 Magnolia Ave. Suite 176
Santee, CA  92071
(Address of principal executive offices)

 (former name or former address, if changed since last report)

619-717-8047
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As disclosed in the quarterly report on Form 10-Q of USD Energy Corp. (the “Company”) for the quarter ended September 30, 2010, the Company previously entered into a certain Acquisition Agreement and Convertible Debt Agreement, each dated October 25, 2010, related to the proposed acquisition of Santa Teresa Minerals, S.A., a corporation organized under the laws of Chile (“Santa Teresa Minerals”), and the shareholders of Santa Teresa Minerals and certain shareholders and persons associated with the Company entered into that certain Stock Repurchase Agreement and Shareholders Agreement.  On December 7, 2010, the parties involved terminated all such agreements, and the Company, Santa Teresa Minerals, the shareholders of Santa Teresa Minerals and certain other parties entered into the following described agreements.

Exchange Agreement.  The Company entered into an Exchange Agreement (the “Exchange Agreement”) dated December 7, 2010 with Santa Teresa Minerals and its shareholders, Juan Carlos Camus Villegas, Don Felipe Igancio Jimenez Gonzalez, Carolina Constanza Camus Gonzalez, Angelica Soledad Camus Gonzalez and Angelica Elisa Gonzalez Gonzalez (collectively, the “Santa Teresa Shareholders”).

Pursuant to the Exchange Agreement, the Company has agreed at closing to issue 25,500,000 shares of its common stock (the “Common Stock”) in exchange for all of the issued and outstanding capital shares of Santa Teresa Minerals (the “Acquisition”).

In addition, pursuant to the Exchange Agreement, the Company has agreed at closing to issue to Juan Carlos Camus Villegas, Santa Teresa Minerals’ majority shareholder, president and director, a convertible promissory note (the “Villegas Note”) with a principal amount equal to the amount of debt owed by Santa Teresa Minerals to Mr. Villegas as of the closing, up to $1,087,000 (the “Debt”), in exchange for Mr. Villegas’s assignment to the Company of such Debt.

The Villegas Note will bear no interest and will be payable in full, unless earlier converted, on November 1, 2012.  The Villegas Note will be convertible at any time during a period of 18 months following the closing, into to Common Stock at the conversion price of equal to the lesser of $0.01 per share or the lowest share price of any future issuance of Common Stock, other than certain recapitalization events, from the closing to the conversion date.  This conversion right is limited so that Mr. Villegas may not convert the Villegas Note to the extent such conversion would result in the Santa Teresa Shareholders and their affiliates collectively holding, in the aggregate, more than 51% of the outstanding Common Stock of the Company.  Mr. Villegas may declare the Villegas Note immediately due and payable in the event of any material breach of the Villegas Note that remains uncured for 30 days, commencement of proceedings under bankruptcy, the Company’s dissolution, or attachment against a material portion of the Company’s assets.

Santa Teresa Minerals is a production stage mining company that engages in the acquisition, exploration, development and operation of precious metals properties in Chile.  Santa Teresa Minerals owns one producing gold mine, and certain mining rights in five mineral exploration properties.  It also owns 60% of Sociedad Sulfatos Chile, S.A., a copper sulfate project, and 60% of a proprietary mineral extraction technology using a patented electrolysis method of electromining.

The Exchange Agreement contains customary representations and warranties, and covenants of Santa Teresa Minerals regarding the operation of the business prior to the closing.  The closing is subject to customary conditions, including the completion of an audit of Santa Teresa Minerals’ financial statements for the years ended December 31, 2008 and 2009, and the Company’s satisfaction with the audited financial statements.

The parties intend to close the Acquisition as promptly as practicable following completion of the audit.

Stock Purchase Agreement.  Concurrent with the Exchange Agreement, the Company entered into a Stock Purchase Agreement (“Stock Purchase Agreement”) with Thomas Ronk, the Izak Zirk Engelbrecht Living Trust, Kensington & Royce, Ltd., and Angelique de Maison (collectively, the “Company Principal Shareholders”), whereby the Company Principal Shareholders have agreed to purchase, in the aggregate, 21,500,000 shares of Common Stock for $1,100,000.  The purchase and sale of 10,750,000 shares of Common Stock was completed on December 7, 2010, for an aggregate purchase price of $550,000.  The balance of the shares of Common Stock will be issued upon payment of the remaining amounts due under the Stock Purchase Agreement, as agreed to by the Company and the Company Principal Shareholders, provided such further purchases are to be made no later than June 30, 2011.

Angelique de Maison, who is also the sole director and Chief Executive Officer of Kensington & Royce, Ltd., held or beneficially held 37% of the issued and outstanding shares of Common Stock of the Company prior to the transactions contemplated by the Stock Purchase Agreement.  Zirk Engelbrecht is trustee of the Izak Zirk Engelbrecht Living Trust, and is the Chief Executive Officer, sole director and sole shareholder of Suprafin, Ltd., which prior to the transactions contemplated by the Stock Purchase Agreement, held 5% of the issued and outstanding shares of Common Stock of the Company and a convertible note, dated February 7, 2009, issued by the Company, which currently has $5,000 in principal outstanding and bears interest at a rate of 10% per annum.

If the transactions contemplated by the Exchange Agreement and the Stock Purchase Agreement are consummated (and assuming no other issuances of capital stock by the Company), the Santa Teresa Shareholders will beneficially own in the aggregate 51% of the Common Stock, and the USD Principal Shareholders will beneficially own in the aggregate 43% of the Common Stock.

Shareholders’ Rights Agreement.  Concurrently with the execution of the Exchange Agreement and Stock Purchase Agreement, the USD Principals and the Santa Teresa Shareholders entered into a Shareholders Rights Agreement (the “Shareholders Rights Agreement”), which grants the Santa Teresa Shareholders “drag along rights” to require the USD Principals to participate, on the same terms and conditions, in any change of control involving a sale of the Common Stock by the Santa Teresa Shareholders, and the USD Principals “tag along rights” to participate, on the same terms and conditions, in any change of control involving a sale of the Common Stock by the Santa Teresa Shareholders, except such a sale to any affiliates of the selling shareholder.  The Shareholders Rights Agreement will become effective at the closing of the Acquisition.

The foregoing is a summary only of the terms and provisions of the Exchange Agreement and the Stock Purchase Agreement.  A copy of the Exchange Agreement and the Stock Purchase Agreement are attached as exhibits to this Current Report.

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Reference is made to the information provided under item 1.01 of this Report, which is incorporated herein by this reference.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Reference is made to the information provided under item 1.01 of this Report, which is incorporated herein by this reference.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the information provided under item 1.01 of this Report, which is incorporated herein by this reference.  All issuances of the Company’s securities pursuant to the above have been made, or will be made, in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder.  No general solicitation or advertising was used in connection with the sale of the shares, and the Company has imposed appropriate limitations on resales.  There was no underwriter involved.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits:

Exhibit	Description

2.1	Exchange Agreement, dated December 7, 2010, between USD Energy Corp. and Santa Teresa Minerals, S.A.
10.1	Stock Purchase Agreement, dated December 7, 2010, between USD Energy Corp. and Thomas Ronk, Angelique de Maison, Izak Zirk Engelbrecht Living Trust and Kensington & Royce, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USD ENERGY CORP.

Date: December 13, 2010	By:	/s/ Trisha Malone
Trisha Malone
Chief Executive Officer